Exhibit 99.1

New Relic Announces Second Quarter of Fiscal Year 2018 Results
Revenue increased 33% year-over-year to $84.7 million
Enterprise ARR exceeds 50% of Total ARR
Record 40% of new ARR from non-APM products
San Francisco – November 7, 2017 – New Relic, Inc. (NYSE: NEWR), provider of real-time insights for software-driven businesses, today announced financial results for the second fiscal quarter ended September 30, 2017.

“In the second quarter, annualized recurring revenue (ARR) from our enterprise accounts exceeded 50 percent for the first time and we closed our first New Relic Infrastructure transaction greater than one million dollars in ARR, as the world’s largest companies increasingly rely on New Relic to dramatically increase their pace of innovation and quality of customer experience,” said Lew Cirne, CEO and founder, New Relic. “Through our deep and ubiquitous instrumentation and industry leading applied intelligence, New Relic is helping enterprises more quickly identify and fix problems, deliver an amazing digital customer experience, and build high-performing DevOps teams – so they can move faster, with confidence.”
Second Quarter 2018 Financial Highlights:

•	Revenue of $84.7 million, growing 33% year-over-year, and up 6% sequentially from the first quarter of fiscal 2018.

•
GAAP loss from operations was $(14.8) million for the second quarter of fiscal 2018, compared to $(14.3) million for the second quarter of fiscal 2017. Non-GAAP loss from operations was $(3.5) million for the second quarter of fiscal 2018, compared to $(4.9) million for the second quarter of fiscal 2017.

•
GAAP net loss per share was $(0.27) for the second quarter of fiscal 2018 based on 54.7 million weighted-average shares outstanding, compared to $(0.28) for the second quarter of fiscal 2017 based on 51.3 million weighted-average shares outstanding. Non-GAAP net loss per share was $(0.06) for the second quarter of fiscal 2018, compared to $(0.09) for the second quarter of fiscal 2017.

•	Cash, cash equivalents and short-term investments were $227.5 million at the end of the second quarter of fiscal 2018, compared with $227.3 million at the end of the first quarter of fiscal 2018.
Customer Highlights:

•	Paid Business Accounts as of September 30, 2017 of approximately 15,900.

•	51% of ARR from Enterprise Paid Business Accounts.

•	Dollar-Based Net Expansion Rate for the second quarter of fiscal 2018 of 123%.

•
New or expanded customers in the second quarter of fiscal 2018 included: 21st Century Fox, Absa Bank, Ancestry, Carnival Corporation, Dominion Enterprises, Dunkin Brands Group, East Carolina University, Expedia, Farm Credit Services of America, John Hancock Financial, Kurt Geiger Limited, MercadoLibre, Morningstar, MuleSoft, Nationwide Mutual Insurance Company, Norwegian Cruise Lines, Pearson, Procore Technologies, Red Hat Inc., Reed Elsevier, Scripps Network, Testo SE & Co. KGaA.

Second Quarter & Recent Business Highlights:

•
Held two-day, flagship FutureStack [http://www.futurestack.com/newyork/apex/newrelicnewyorkindex] user event in New York, on September 13-14, and introduced the New Relic Platform Associate Certification, with a special Application Performance Monitoring (APM) certification course.

•
Announced expanded library of integrations [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Announces-New-Infrastructure-Integrations-to-Help-Customers-Monitor-Workloads-On-Premise-or-in-the-Cloud/] with leading infrastructure components to Apache, Cassandra, MySQL, NGINX Plus, RabbitMQ, Redis, and StatsD through an updated release of the New Relic Infrastructure SDK.

•
Introduced new and expanded support for Microsoft Azure and Amazon Web Services [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Announces-New-Capabilities-to-Help-Customers-Understand-their-Complex-Distributed-Architectures/] (AWS) technologies for New Relic APM and New Relic Infrastructure, providing DevOps teams the ability to correlate, analyze, and alert on application and infrastructure performance from a single source.

•
Announced the New Relic Navigators Partner Program [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Builds-Partnerships-to-Accelerate-Cloud-Migration-and-Digital-Transformation-Projects/] to

Exhibit 99.1

help partners increase speed and visibility for their customers’ cloud migration and transformation projects with easy-to-deploy instrumentation, alerting, and analytics.

•
Launched New Relic Radar, NRQL Baseline Alerting, and New Relic APM Error Profiles, powered by New Relic Applied Intelligence (NRAI) [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relics-Applied-Intelligence-Helps-Enterprises-Discover-and-Resolve-Critical-Operations-Issues-Faster/] to help customers use monitoring data to uncover and resolve problems faster.

•
Showcased plans to offer enhanced Distributed Tracing [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Announces-New-Capabilities-to-Help-Customers-Understand-their-Complex-Distributed-Architectures/] – a new way to provide end-to-end visibility into how code performs across the customer experience with distributed, multi-tier application architectures.

Outlook:
New Relic is initiating its outlook for its third quarter of fiscal 2018, as well as updating its outlook for the full fiscal year 2018. New Relic has not reconciled its expectations as to non-GAAP loss from operations or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	Third Quarter Fiscal 2018 Outlook:

•	Revenue between $88.3 million and $89.8 million, representing year-over-year growth of between 30% and 32%, respectively.

•	Non-GAAP loss from operations of between $(4.0) million and $(5.0) million.

•	Non-GAAP net loss per share of between $(0.07) and $(0.09). This assumes 55.3 million weighted average common shares outstanding.

•	Updated Full Year Fiscal 2018 Outlook:

•
Revenue between $346.5 million and $349.5 million, representing year-over-year growth of between 31% and 33%, and an increase from prior guidance of between $344.0 million and $348.0 million that was issued on August 3, 2017.

•	Non-GAAP loss from operations of between $(13.0) million and $(14.0) million, an improvement from prior guidance of between $(14.0) million and $(17.0) million that was issued on August 3, 2017.

•
Non-GAAP net loss per share of between $(0.21) and $(0.22), an improvement from prior guidance of between $(0.23) and $(0.28) that was issued on August 3, 2017. This assumes 55.4 million weighted average common shares outstanding.

Conference Call Details:

•	What: New Relic financial results for the second quarter fiscal 2018 and outlook for the third quarter and the full year of fiscal 2018

•	When: November 7, 2017 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (833) 241-7256, and for international callers, please dial (647) 689-4220. Callers may provide confirmation number 92748961 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

•
Replay: Following the completion of the call through 11:59 PM Eastern Time on November 11, 2017, a telephone replay will be available by dialing (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 92748961.

About New Relic
New Relic provides the real-time insights that software-driven businesses need to innovate faster. New Relic’s cloud platform makes every aspect of modern software and infrastructure observable, so companies can find and fix problems faster, build high-performing DevOps teams, and speed up transformation projects. Learn why more than 50% of the Fortune 100 trust New Relic at newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2018 and for the full year of fiscal 2018,

Exhibit 99.1

such as revenue, non-GAAP loss from operations and non-GAAP net loss per share, free cash flow, non-GAAP operating income, gross margins, deferred revenue, physical capital expenditures, capitalized software, and cash from operations, New Relic’s ability to achieve one-billion dollars in annualized revenue by the end of fiscal 2022, market trends and opportunity, the growth of the platform or any individual product, the timing and benefits from announced future product features such as additional integrations for New Relic Infrastructure with respect to the leading cloud platforms, New Relic’s customer adoption, momentum, competitive advantages, and value proposition to its customers, the timing and benefits from the release of a product or set of features based on New Relic Applied Intelligence, increased investment in distribution, pace of hiring activity, and seasonality. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic's ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic's short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; risks associated with recent changes to New Relic’s management structure; New Relic’s ability to persuade its customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP loss from operations, non-GAAP net loss, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net loss per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are

Exhibit 99.1

encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by weighted average shares used to compute net loss per share attributable to common stockholders. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic's operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic's business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic's common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.

Exhibit 99.1

New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Jonathan Parker
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenue	$84,685	$63,440	$164,783	$122,047
Cost of revenue	15,694	11,778	30,671	23,433
Gross profit	68,991	51,662	134,112	98,614
Operating expenses:
Research and development	18,266	14,741	36,532	30,710
Sales and marketing	51,261	40,382	100,622	79,168
General and administrative	14,305	10,833	28,247	21,069
Total operating expenses	83,832	65,956	165,401	130,947
Loss from operations	(14,841)	(14,294)	(31,289)	(32,333)
Other income (expense):
Interest income	512	250	969	471
Interest expense	(21)	(21)	(43)	(42)
Other income (expense), net	(152)	(126)	162	(237)
Loss before income taxes	(14,502)	(14,191)	(30,201)	(32,141)
Income tax provision (benefit)	189	(61)	424	60
Net loss	$(14,691)	$(14,130)	$(30,625)	$(32,201)
Net loss per share, basic and diluted	$(0.27)	$(0.28)	$(0.57)	$(0.63)
Weighted-average shares used to compute net loss per share, basic and diluted	54,699	51,328	54,201	50,779

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 30, 2017	March 31, 2017
Assets
Current assets:
Cash and cash equivalents	$110,716	$88,305
Short-term investments	116,743	118,101
Accounts receivable, net of allowance for doubtful accounts of $1,004 and $1,117, respectively	39,510	62,032
Prepaid expenses and other current assets	10,857	8,169
Total current assets	277,826	276,607
Property and equipment, net	53,528	50,728
Restricted cash	8,024	8,115
Goodwill	11,828	11,828
Intangible assets, net	1,705	2,499
Other assets	5,531	2,492
Total assets	$358,442	$352,269
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,830	$6,522
Accrued compensation and benefits	17,131	15,935
Other current liabilities	8,510	7,607
Deferred revenue	122,373	125,269
Total current liabilities	152,844	155,333
Deferred rent, non-current	7,685	8,272
Deferred revenue, non-current	578	1,135
Other liabilities, non-current	721	685
Total liabilities	161,828	165,425
Stockholders’ equity:
Common stock, $0.001 par value	55	53
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	487,705	447,314
Accumulated other comprehensive loss	(94)	(96)
Accumulated deficit	(290,789)	(260,164)
Total stockholders’ equity	196,614	186,844
Total liabilities and stockholders’ equity	$358,442	$352,269

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Six Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss:	$(30,625)	$(32,201)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,553	8,533
Stock-based compensation expense	19,845	15,601
Other	384	508
Changes in operating assets and liabilities:
Accounts receivable	22,522	5,492
Prepaid expenses and other assets	(5,450)	(2,758)
Accounts payable	(530)	757
Accrued compensation and benefits and other liabilities	2,786	(743)
Deferred revenue	(3,453)	5,654
Deferred rent	(431)	2,994
Net cash provided by operating activities	16,601	3,837
Cash flows from investing activities:
Purchases of property and equipment	(14,394)	(8,490)
Decrease in restricted cash	91	—
Purchases of short-term investments	(55,126)	(65,404)
Proceeds from sale and maturity of short-term investments	56,432	87,415
Capitalized software development costs	(1,486)	(1,733)
Net cash provided by (used in) investing activities	(14,483)	11,788
Cash flows from financing activities:
Proceeds from employee stock purchase plan	3,029	2,504
Proceeds from exercise of employee stock options	17,264	9,902
Net cash provided by financing activities	20,293	12,406
Net increase in cash and cash equivalents	22,411	28,031
Cash and cash equivalents, beginning of period	88,305	65,914
Cash and cash equivalents, end of period	$110,716	$93,945

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of gross profit and gross margin:
GAAP gross profit	$68,991	$51,662	$134,112	$98,614
Plus: Stock-based compensation	603	513	1,129	894
Plus: Amortization of purchased intangibles	397	200	794	400
Plus: Amortization of stock-based compensation capitalized in software development costs	238	169	474	334
Plus: Employer payroll tax on employee equity incentive plans	39	30	85	52
Non-GAAP gross profit	$70,268	$52,574	$136,594	$100,294
GAAP gross margin	81%	81%	81%	81%
Non-GAAP adjustments	2%	2%	2%	1%
Non-GAAP gross margin	83%	83%	83%	82%
Reconciliation of operating expenses:
GAAP research and development	$18,266	$14,741	$36,532	$30,710
Less: Stock-based compensation	(3,305)	(2,522)	(6,141)	(5,063)
Less: Employer payroll tax on employee equity incentive plans	(169)	(88)	(431)	(216)
Non-GAAP research and development	$14,792	$12,131	$29,960	$25,431
GAAP sales and marketing	$51,261	$40,382	$100,622	$79,168
Less: Stock-based compensation	(3,875)	(3,409)	(8,181)	(6,171)
Less: Amortization of purchased intangibles	—	(14)	—	(25)
Less: Employer payroll tax on employee equity incentive plans	(218)	(148)	(594)	(277)
Non-GAAP sales and marketing	$47,168	$36,811	$91,847	$72,695
GAAP general and administrative	$14,305	$10,833	$28,247	$21,069
Less: Stock-based compensation	(2,439)	(1,819)	(4,394)	(3,473)
Less: Lawsuit litigation	—	(2)	—	(4)
Less: Amortization of purchased intangibles	—	(41)	—	(75)
Less: Employer payroll tax on employee equity incentive plans	(65)	(395)	(138)	(605)
Non-GAAP general and administrative	$11,801	$8,576	$23,715	$16,912
Reconciliation of loss from operations and operating margin:
GAAP loss from operations	$(14,841)	$(14,294)	$(31,289)	$(32,333)
Plus: Stock-based compensation	10,222	8,263	19,845	15,601
Plus: Lawsuit litigation	—	2	—	4
Plus: Amortization of purchased intangibles	397	255	794	500
Plus: Amortization of stock-based compensation capitalized in software development costs	238	169	474	334
Plus: Employer payroll tax on employee equity incentive plans	491	661	1,248	1,150
Non-GAAP loss from operations	$(3,493)	$(4,944)	$(8,928)	$(14,744)
GAAP operating margin	(18%)	(23%)	(19%)	(26%)
Non-GAAP adjustments	14%	15%	14%	14%
Non-GAAP operating margin	(4%)	(8%)	(5%)	(12%)
Reconciliation of net loss:
GAAP net loss	$(14,691)	$(14,130)	$(30,625)	$(32,201)
Plus: Stock-based compensation	10,222	8,263	19,845	15,601
Plus: Lawsuit litigation	—	2	—	4
Plus: Amortization of purchased intangibles	397	255	794	500
Plus: Amortization of stock-based compensation capitalized in software development costs	238	169	474	334
Plus: Employer payroll tax on employee equity incentive plans	491	661	1,248	1,150
Non-GAAP net loss	$(3,343)	$(4,780)	$(8,264)	$(14,612)
Reconciliation of net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.27)	$(0.28)	$(0.57)	$(0.63)
Non-GAAP adjustments to net loss	0.21	0.19	0.42	0.34
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.09)	$(0.15)	$(0.29)

Exhibit 99.1

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$(1,080)	$431	$16,601	$3,837
Capital expenditures	(6,980)	(6,963)	(14,394)	(8,490)
Capitalized software development costs	(754)	(1,021)	(1,486)	(1,733)
Free cash flows (Non-GAAP)	$(8,814)	$(7,553)	$721	$(6,386)
Net cash provided by (used in) investing activities	$(2,423)	$3,128	$(14,483)	$11,788
Net cash provided by financing activities	$8,921	$8,731	$20,293	$12,406